Exhibit 10.42

AMENDMENT NO. 2

to

EMPLOYMENT AGREEMENT

This Amendment NO. 2 to EMPLOYMENT Agreement (this “Amendment”) is dated as of May 20, 2024 but effective as of May 15, 2024 (the “Amendment Date”), by and between Surf Air Mobility Inc., a Delaware corporation (the “Company”), and Stan Little (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of May 16, 2022, as amended on October 23, 2022 (the “Original Agreement”) (capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Original Agreement); and

WHEREAS, the Parties now wish to amend the Original Agreement in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective as of the Amendment Date, subclause (C) of Section 1.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Executive receives the prior written consent of the Chairman of the Board for any significant outside business activity in which Executive plans to become involved, whether or not such activity is pursued for profit.”

2. Effective as of the Amendment Date, the first sentence of Section 1.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“During the Period of Employment, Executive shall serve the Company as Founder, Southern Airways and Special Advisor to Surf Air Mobility, shall report to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company (collectively, the “Officers”), and shall solely have those lawful and reasonable duties and obligations as mutually agreed by the Officers and Executive, and directed by the Officers, or any one of them, from time to time, all subject to the corporate policies of the Company as in effect from time to time throughout the Period of Employment.”

3. Effective as of the Amendment Date, the first sentence of Section 1.5 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Executive’s principal place of employment shall be at a remote work location mutually agreed to by Executive and the Officers. Executive acknowledges that Executive may be reasonably required to travel from time to time, as directed by the Officers, or any one of them, in the course of performing Executive’s duties for the Company.”

Exhibit 10.42

4. Effective as of the Amendment Date, the first three sentences of Section 2 of the Original Agreement are hereby deleted in their entirety and replaced with the following:

“The “Period of Employment” shall be a period of two (2) years commencing on May 15, 2024, and ending at the close of business on May 14, 2026 (the “Termination Date”).”

5. Effective as of the Amendment Date, the second and third sentences of Section 3.1 of the Original Agreement are hereby deleted in their entirety and replaced with the following:

“Executive’s Base Salary shall be at an annualized rate of Five Hundred Sixty-Five Thousand Dollars ($565,000.00).”

6. For the avoidance of ambiguity,

(a) for such period as Executive’s name is attached to the American Express Card Program of the Company or one of its affiliates, Executive shall accrue the benefit program points associated with said program, pursuant to historical practice;

(b) the health care benefits enjoyed by Executive prior to the execution of this Amendment shall continue in substantially their same form for the Period of Employment;

(c) nothing in this Amendment shall affect any vacation or paid time accrued by Executive at the Company or its subsidiaries prior to the execution of this Amendment; provided that, Executive shall not be entitled to and shall not receive a cash payout of any vacation or paid time accrued by Executive at the Company or its subsidiaries at any time, either during or following the Period of Employment; and

(d) so long as Executive remains employed throughout the entire two (2) year Period of Employment, on the Termination Date, the restrictions on his shares of restricted stock of the Company originally acquired pursuant to that certain Restricted Stock Purchase Agreement dated as of May 13, 2022, by and between Surf Air Global Limited, a wholly-owned subsidiary of the Company, and Executive, shall lapse.

8. Effective as of the Amendment Date, Section 4.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“During the Period of Employment, Executive shall be entitled to incur travel expenses for travel approved in advance by the Officers, or any one of them, in accordance with the Company’s travel policy as applicable to executive employees of the Company as in effect from time to time, including first class commercial air travel and reasonable hotel accommodations.”

9. Effective as of the Amendment Date, Section 4.7 of the Original Agreement shall be deleted in its entirety and replaced with the following:

“In lieu of a Company automobile, and pursuant to past practice, the Company shall continue to provide rental car usage to Executive for a period of 180 days following execution of this Amendment.”

Exhibit 10.42

10. Effective as of the Amendment Date, the first sentence of Section 5.3(b)(i) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“The Company shall pay the Executive (in addition to the Accrued Obligations), subject to tax withholding and other authorized deductions, an amount equal to (A) prior to August 15, 2024, $731,250, which represents nine (9) months of an annualized base salary of $975,000; and (B) from and after August 15, 2024, the lesser of (x) nine (9) months of Executive’s Base Salary and (y) the amount of months of Executive Base Salary equal to the number of full months remaining during the Period of Employment.”

11. Effective as of the Amendment Date, Section 6.6(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Company and Executive agree that title and ownership of laptop computers, tablets, and smartphones previously issued to Executive for company and personal use shall vest in Executive as of the Amendment Date and that Company shall not be responsible for supplying additional such equipment to Executive going forward; provided that, on or prior to the Termination Date, Executive shall delete any and all Company-related data or information from such device and any personal email accounts and shall not have access to or claim ownership of any of the Company’s cloud storage or social media accounts.”

12. Effective as of the Amendment Date, Sections 3.2, 3.3, 4.6, 5.3(b)(iii), 5.3(b)(iv), 5.5(a)(iii), 5.5(f)(ii) and 5.5(f)(iii) of the Original Agreement are each hereby deleted in their entirety and replaced with the following:

“[Intentionally Omitted.]”

13. For the avoidance of doubt, for purposes of Section 5.5(c)(iv) of the Original Agreement, the parties hereto acknowledge and agree that the binding term sheet dated as of May 20, 2024, but effective as of May 15, 2024, by and between the Company and Executive, constitutes a “material contract Executive is a party to with the Company”.

14. Except as expressly amended herein, the terms of the Original Agreement shall remain in full force and effect and the Original Agreement is hereby ratified and confirmed.

15. In the event of a conflict between a provision of the Original Agreement and this Amendment, the provisions of this Amendment shall control.

16. This Amendment may be executed and delivered by facsimile, PDF or other electronic signature and in two or more counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

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Exhibit 10.42

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the Amendment Date.

SURF AIR MOBILITY INC.

By: /s/ Oliver Reeves

Oliver Reeves

Chief Financial Officer

EXECUTIVE:

/s/ Stan Little

Stan Little